NEWS RELEASE
FOR IMMEDIATE RELEASE

PICO HOLDINGS, INC. ANNOUNCES GOVERNANCE ENHANCEMENTS AND CHANGES
- Accelerated De-staggering of Board Prior to 2017 Annual Meeting
- Board to be Downsized to 5 Directors Following 2017 Annual Meeting
- Termination of Settlement Agreement with Central Square Management
- Changes in Board Leadership Structure
- Update on PICO Appointment to UCP Board

(La Jolla, California) - December 2, 2016 - PICO Holdings, Inc. (GLOBE NEWSWIRE)

PICO Holdings, Inc. (NASDAQ:PICO) announced today that it has taken a number of actions designed to further enhance its corporate governance practices.

In conjunction with these enhancements, PICO has agreed to terminate the Settlement Agreement dated March 18, 2016 with Central Square Management LLC. Concurrent with agreeing to the termination of the Settlement Agreement, each PICO Director whose term was not scheduled to expire at the 2017 Annual Meeting executed a resignation letter which voluntarily shortened his term so that it concludes at the 2017 Annual Meeting. The effect of these resignations is that the entire PICO Board will stand for election for a one-year term at the 2017 Annual Meeting and at each annual meeting thereafter. The Board has fixed the date of the 2017 Annual Meeting of Shareholders to be held on May 4, 2017 in Reno, Nevada.

The Corporate Governance & Nominating Committee has recommended and the Board has approved the reduction in size of the Board to five members immediately following the 2017 Annual Meeting of Shareholders. As part of this decision, Messrs. Raymond V. Marino II and Howard Brod Brownstein have informed the Board that they do not intend to stand for election as directors upon the expiry of their respective terms at the 2017 Annual Meeting of Shareholders. Each of Andrew F. Cates, Michael J. Machado, Daniel B. Silvers, Eric H. Speron and Maxim C.W. Webb will be nominated for election at the 2017 Annual Meeting of Shareholders to serve as directors for a one year term at the expiration of their respective existing terms.

As part of the changes, the Board announced that Mr. Marino has resigned as Chairman and that Mr. Webb, the Company’s Chief Executive Officer and a director, has been elected to the additional position of Chairman of the Board, effective immediately. Additionally, also effective immediately, the Board has elected Mr. Silvers to the position of Lead Independent Director. In connection with these changes, the Board also decided that Mr. Silvers will become Chairman of the Company’s Corporate Governance & Nominating Committee and Mr. Cates will become Chairman of the Company’s Compensation Committee, both with immediate effect. Mr. Brownstein will continue to serve as Chairman of the Company’s Audit Committee until his term as a director ends.

PICO’s Board believes that combining the Chairman and Chief Executive Officer positions is the most efficient structure for the Company at this time.  However, the Board also recognizes that this is a topic on which investors have different points of view.  Accordingly, in order to ensure that the Company’s shareholders are able to express their respective views as to the appropriateness of the combination of the Chairman and Chief Executive Officer positions, PICO intends to hold an advisory vote on the matter at its 2017 Annual Meeting.

PICO’s Chairman and Chief Executive Officer, Max Webb commented, “the Board believes these changes will serve to streamline decision making at this critical juncture for the Company. I wish to thank Ray for his service as Chairman through the recent management transition, as well as Howard for his service as Audit Chair. Ray’s leadership and efforts during 2016 led to improvements in shareholder communications, governance and the management of the Company. I also welcome Dan to the role of Lead Independent Director and look forward to continuing to work with him and the rest of the Board as we all seek to maximize shareholder value.”

PICO’s outgoing Chairman, Ray Marino commented, “After leading the company through a difficult period and completing a number of critical objectives, I’ve concluded that this is the right time to streamline the Board as we seek to continue to improve efficiency and harvest value for shareholders.”

PICO’s Lead Independent Director, Daniel Silvers commented, “I look forward to serving as Lead Independent Director and continuing to work with the Board and the management team to maximize shareholder value. Max has shown himself to be both ready to accept this additional role and highly-focused on the goal of maximizing shareholder value, and he will continue to have strong oversight and support from the Independent Directors.”

Andrew Cates, Chairman of PICO’s Compensation Committee commented, “in short order, we expect to announce the terms of Max’s employment agreement as well as a revised incentive compensation program which will incorporate much of the feedback we have received from shareholders since March of this year. While no terms are final, Max has agreed that his base salary will remain at the level at which it was set prior to his promotion to Chief Executive Officer on October 12, 2016.”

Mr. Silvers and Mr. Cates jointly commented, “the Board has also undertaken a process of reviewing the compensation program for non-employee directors. We expect to implement a revised program effective January 1, 2017, the terms of which will be outlined in the proxy statement for PICO’s 2017 Annual Meeting.”

UCP Update

On December 1, 2016, UCP appointed Eric Speron, pursuant to his selection by PICO, as a Director on its board effective December 12, 2016. Simultaneously, John R. Hart submitted his resignation, effective December 12, 2016, from the UCP board. Max Webb commented, “we look forward to the impact that Eric will be able to make in joining me on the UCP board as we work with our fellow UCP directors to realize value for all UCP shareholders.”

About PICO Holdings, Inc.

PICO Holdings is a diversified holding company. Currently, we believe the highest potential return to shareholders is from a return of capital to shareholders. As we monetize assets, rather than reinvest the proceeds, we intend to return the capital derived therefrom, less any working capital requirements, back to shareholders through a stock repurchase program or by other means such as special dividends taking into effect liquidity requirements, debt covenants and any other contractual and legal restrictions that may exist at the time.

As of September 30, 2016, our two major investments were:

•	Vidler Water Company, Inc., a water resource development business; and

•	a 56.9% interest in UCP, Inc. (NYSE: UCP), a publicly-traded homebuilder and land developer in markets located in California, Washington State, North Carolina, South Carolina and Tennessee.

OTHER INFORMATION

At September 30, 2016, PICO Holdings, Inc. had a market capitalization of $272 million, and 23,069,381 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical, including statements regarding our corporate governance enhancements, our business objectives, and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

In addition, a number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which UCP and Vidler operate; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses; the continued service and availability of key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Important Additional Information and Where to Find It

PICO, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2017 Annual Meeting. PICO plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”). SHAREHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PICO WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. Information relating to the foregoing can also be found in PICO’s definitive proxy statement for its 2016 Annual Meeting of Shareholders (the “2016 Proxy Statement”), filed with the SEC on May 31, 2016. To the extent holdings of PICO’s securities by such potential participants have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Shareholders will be able to obtain the 2017 Proxy Statement, any amendments or supplements to the proxy statement and other documents filed by PICO with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at PICO’s website (http://investors.picoholdings.com) or by writing to PICO’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling PICO’s Corporate Secretary at (858) 456-6022.

This news release was distributed by GlobeNewswire, www.globenewswire.com.

CONTACT:

Max Webb
Chairman and Chief Executive Officer
(858) 652-4114

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